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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant
Filed by a party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

BRANDYWINE REALTY TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:
Brandywine Realty Trust

(4)	Date filed:
April 2, 2004

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BRANDYWINE REALTY TRUST
401 Plymouth Road
Plymouth Meeting, PA 19462
(610) 325-5600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 3, 2004

Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of Brandywine Realty Trust, a Maryland real estate investment trust, to be held at The Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania on Monday, May 3, 2004, at 10:00 a.m., local time, to consider and take action on the proposals listed below and on any other matter that properly comes before the meeting or any postponement or adjournment of the meeting:

     1.    the election of seven Trustees to serve as members of the Board of Trustees until the next annual meeting of shareholders and until their successors are elected and qualify; and

     2.    a shareholder proposal regarding severance agreements.

     The Board of Trustees has fixed the close of business on March 24, 2004 as the record date for determination of the shareholders entitled to notice of, and to vote at, the meeting and any postponement or adjournment of the meeting.

Sincerely, Brad A. Molotsky, Secretary

April 2, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE ACT PROMPTLY TO VOTE YOUR SHARES. YOU MAY VOTE YOUR SHARES BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE PAID ENVELOPE PROVIDED. YOU MAY ALSO VOTE YOUR SHARES BY TELEPHONE OR THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY IN WRITING, BY TELEPHONE OR THROUGH THE INTERNET.

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BRANDYWINE REALTY TRUST
401 Plymouth Road
Plymouth Meeting, PA 19462
(610) 325-5600

     PROXY STATEMENT FOR THE
ANNUAL MEETING OF SHAREHOLDERS

To be held on May 3, 2004

Introduction

     The enclosed proxy is solicited by and on behalf of the Board of Trustees of Brandywine Realty Trust (the “Company”) for use at the annual meeting of shareholders to be held on Monday, May 3, 2004 at 10:00 a.m., local time, and at any postponement or adjournment thereof (the “Meeting”). This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders of the Company on or about April 2, 2004.

     At the Meeting, the shareholders will be asked to consider and take action on the proposals listed below and on any other matter that properly comes before the Meeting or any postponement or adjournment of the Meeting:

     1.    the election of seven Trustees to serve as members of the Board of Trustees until the next annual meeting of shareholders and until their successors are elected and qualify; and

     2.    a shareholder proposal regarding severance agreements.

     The Board of Trustees knows of no business that will be presented for consideration at the Meeting other than as set forth above. If any other matter should be presented at the Meeting for action by the shareholders, the persons named in the accompanying proxy card will vote the proxy in accordance with their best judgment on such matter.

     The delivery of this Proxy Statement shall not create any implication that the information contained herein is correct after the date hereof, April 2, 2004.

-i-

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VOTING

How You Can Vote

     You may attend the Meeting and vote your shares in person. You also may choose to submit your proxies by any of the following methods:

•	Voting by Mail. If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted FOR the election of all Trustee nominees and AGAINST the shareholder proposal. If any other matter should be presented at the Meeting for action by the shareholders, the persons named in the proxy card will vote the proxy in accordance with their best judgment on such matter.
•	Voting by Telephone. You may vote your shares by telephone by calling the toll-free telephone number provided on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.
•	Voting by Internet. You may also vote through the Internet by signing on to the web site identified on the proxy card and following the procedures described in the web site. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card.

     If you are a shareholder whose shares are held in “street name” (i.e., in the name of a broker, bank or other record holder) you must either direct the record holder of your shares how to vote your shares or obtain a proxy, executed in your favor, from the record holder to be able to vote at the Meeting.

How You May Revoke or Change Your Vote

You may revoke your proxy at any time before it is voted at the Meeting by any of the following methods:

•	Submitting a later-dated proxy by mail, over the telephone or through the Internet.
•	Sending a written notice, including by telegram or telecopy, to the Secretary of the Company. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the Meeting to:

Brandywine Realty Trust 401 Plymouth Road Plymouth Meeting, Pennsylvania 19462 Attention: Brad A. Molotsky, Secretary

•	Attending the Meeting and voting in person. Your attendance at the Meeting will not in and of itself revoke your proxy. You must also vote your shares at the Meeting. If your shares are held in the name of a bank, broker or other record holder, you must obtain a proxy, executed in your favor, from the record holder to be able to vote at the Meeting.

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Record Date, Quorum and Vote Required

     The record date for the determination of shareholders entitled to notice of and to vote at the Meeting is the close of business on March 24, 2004. The presence, in person or by proxy, of holders of the Company’s Common Shares (“Common Shares”) representing a majority of all votes entitled to be cast at the Meeting will constitute a quorum for the transaction of business at the Meeting. All valid proxies returned will be included in the determination of whether a quorum is present at the Meeting. As of the Record Date, 45,981,814 Common Shares were issued and outstanding. Each Common Share is entitled to one vote on each matter to be voted on at the Meeting. Shareholders have no cumulative voting rights.

     Subject to the presence of a quorum, election of a Trustee nominated for election at the Meeting requires a plurality of all votes cast on the matter. Shares represented by Proxies marked “For” will be counted in favor of all nominees, except to the extent the Proxy withholds authority to vote for, or indicates a vote against, a specified nominee. Shares represented by Proxies marked “Abstain” or withholding authority to vote will not be counted in favor of any nominee. Because Trustees elected by shareholders are elected by a plurality vote, abstentions will not affect the election of the candidates receiving the most votes. IN THE ABSENCE OF SPECIFIC DIRECTION, SHARES REPRESENTED BY A PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES.

     Subject to the presence of a quorum, the affirmative vote a majority of all of the votes cast is required for approval of the shareholder proposal. For purposes of the vote on the shareholder proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. IN THE ABSENCE OF SPECIFIC DIRECTION, SHARES REPRESENTED BY A PROXY WILL BE VOTED “AGAINST” THE SHAREHOLDER PROPOSAL.

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ELECTION OF TRUSTEES

     The Board of Trustees has nominated the following individuals for election as Trustees at the Meeting: Walter D’Alessio, Anthony A. Nichols, Sr., Gerard H. Sweeney, D. Pike Aloian, Donald E. Axinn, Robert C. Larson and Charles P. Pizzi. The Trustees have no reason to believe that any of the foregoing nominees will be unable or unwilling to be a candidate for election at the time of the Meeting. If any nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate.

     Each individual elected as a Trustee at the Meeting will serve until the next annual meeting of shareholders and until his successor is duly elected and qualified.

     THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS TRUSTEES.

Trustees of the Company

The following table sets forth information with respect to the Trustees nominated for election at the Meeting.

Name	Age	Position

Walter D’Alessio	70	Chairman of the Board and Trustee

Anthony A. Nichols, Sr.	64	Chairman Emeritus and Trustee

Gerard H. Sweeney	47	President, Chief Executive Officer and Trustee

D. Pike Aloian	49	Trustee

Donald E. Axinn	74	Trustee

Robert C. Larson	69	Trustee

Charles P. Pizzi	53	Trustee

The following are biographical summaries of the Trustees identified above:

     Walter D’Alessio, Chairman of the Board and Trustee. Mr. D’Alessio was first elected a Trustee on August 22, 1996 and was appointed non-executive Chairman of the Board on March 25, 2004. Since October 2003, Mr. D’Alessio has served as Vice Chairman of NorthMarq Capital, a real estate investment banking firm headquartered in Minneapolis and with offices in Philadelphia, Pennsylvania. From 1982 until September 2003, he served as Chairman and Chief Executive Officer of Legg Mason Real Estate Services, Inc., a mortgage banking firm headquartered in Philadelphia, Pennsylvania. Previously, Mr. D’Alessio served as Executive Vice President of the Philadelphia Industrial Development Corporation and Executive Director of the Philadelphia Redevelopment Authority. He also serves on the Board of Directors of Exelon, Independence Blue Cross, Point Five Technologies, Inc. and the Greater Philadelphia Chamber of Commerce.

     Anthony A. Nichols, Sr., Chairman Emeritus and Trustee. Mr. Nichols was elected Chairman of the Board on August 22, 1996. On March 25, 2004, Mr. Nichols became Chairman Emeritus of the Board of Trustees. Mr. Nichols founded The Nichols Company, a private real estate development company, through a corporate joint venture with Safeguard Scientifics, Inc. and was President and Chief Executive Officer from 1982 through August 22, 1996. From 1968 to 1982, Mr. Nichols was Senior Vice President of Colonial Mortgage Service Company (now GMAC Mortgage Corporation) and President of Colonial Advisors (the advisor to P.N.B. Mortgage and Realty Trust). Mr. Nichols has been a member of the National Association of Real Estate Investment Trusts (“NAREIT”) and former member of the Board of Governors of the Mortgage Banking Association and Chairman of the Income Loan Committee of the regional Mortgage Bankers Association and the Executive Committee of the Greater Philadelphia Chamber of Commerce. He is a trustee and member of the Development Committee of Saint Joseph’s

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University. He is Chairman of the Advisory Board for the Marine Corps Scarlet and Gold Committee. His memberships include the National Association of Industrial and Office Parks (“NAIOP”) and the Urban Land Institute (“ULI”). Mr. Nichols is the father of Anthony A. Nichols, Jr., the Company’s Senior Vice President –New Business Development.

     Gerard H. Sweeney, President, Chief Executive Officer and Trustee. Mr. Sweeney has served as President and Chief Executive Officer of the Company since August 8, 1994 and as President since November 9, 1988. He was elected a Trustee on February 9, 1994. Mr. Sweeney has overseen the growth of the Company from four properties and a total market capitalization of less than $5 million to over 200 properties and a total market capitalization of over $2.1 billion. Prior to August 1994, in addition to serving as President of the Company, Mr. Sweeney also served as Vice President of LCOR, Incorporated (“LCOR”), a real estate development firm. Mr. Sweeney was employed by the Linpro Company (a predecessor of LCOR) from 1983 to 1994 and served in several capacities, including Financial Vice President and General Partner. During this time, Mr. Sweeney was responsible for the development, marketing, management, construction and financial oversight of a diversified portfolio consisting of urban high-rise, mid-rise, flex, warehouse and distribution facilities, retail and apartment complexes. Mr. Sweeney is a member of NAREIT, The World Affairs Council and the ULI. Mr. Sweeney is also a board member of U.S. RealTel, Inc., the Pennsylvania Academy of the Fine Arts, Chairman of the Schuylkill River Development Corporation and a board member of the Independence Seaport Museum and WHYY.

     D. Pike Aloian, Trustee. Mr. Aloian was first elected a Trustee on April 19, 1999. Mr. Aloian is a managing director of Rothschild Realty, a real estate investment management firm based in New York that specializes in providing growth capital to public and private real estate companies. At Rothschild, Mr. Aloian is responsible for originating investment opportunities, for negotiating and structuring transactions and for monitoring the investments over their respective lives. Mr. Aloian is a Director of EastGroup Properties, Koger Equity, Inc., Merritt Properties and Advance Realty Group. He is an adjunct professor of the Columbia University Graduate School of Business. Mr. Aloian graduated from Harvard College in 1976 and received an M.B.A. from Columbia University in 1980. Mr. Aloian was initially elected to the Board of Trustees in April 1999 in connection with the Company’s issuance to Five Arrows Realty Securities III L.L.C. (“Five Arrows”) of a series of Preferred Shares and warrants exercisable for Common Shares. The right of Five Arrows to elect a Trustee to the Board terminated on December 30, 2003 when a portion of the Preferred Shares held by Five Arrows was redeemed and the balance was converted into Common Shares.

     Donald Everett Axinn, Trustee. Mr. Axinn was first elected a Trustee on October 6, 1998. Mr. Axinn is the founder and chairman of the Donald E. Axinn Companies, an investment firm and developer of office and industrial parks throughout the New York metropolitan area. He has published two novels and eight books of poetry, and has produced a film, SPIN, from his novel of the same name. He has served on the board of The American Academy of Poets, the advisory board for Poet Laureate Robert Pinsky, and was recently Chairman of The Nature Conservancy, Long Island Chapter. A graduate of Middlebury College and holder of a master’s degree in Humanities, he has also been awarded five honorary doctorates. Mr. Axinn has also served as an Associate Dean of Arts and Sciences at Hofstra University. In 1983, he co-founded the Interfaith Nutrition Network, which provides shelters and kitchens for the homeless and hungry on Long Island.

     Robert C. Larson, Trustee. Mr. Larson was first elected a Trustee on December 2, 1999. Mr. Larson is a Managing Director of Lazard Frères & Co. LLC (“Lazard”) and Chairman and Managing Principal of Lazard Frères Real Estate Investors L.L.C. (“LFREI”), the group responsible for Lazard’s principal investing activities in real estate. He also is the Chairman of Larson Realty Group, a privately owned, Detroit based company engaged in real estate investment, development, management, leasing and consulting. Mr. Larson joined The Taubman Company as Senior Vice President in 1974, was elected President and Chief Operating Officer in 1978, Chief Executive Officer in 1988 and Vice Chairman of Taubman Centers, Inc. and Chairman of the Taubman Realty Group in 1990. He retired from active management responsibilities at Taubman in December 1998 and as Vice Chairman and Director in May 2000. Taubman is a publicly traded real estate investment trust specializing in the development, management and ownership of regional retail centers. Mr. Larson serves as a Director of Intercontinental Hotels Group, PLC, a global hospitality company based in London that owns, manages, leases or franchises more than 3,300 hotels across nearly 100 countries. He is also Chairman of United Dominion Realty Trust, Inc., one of the country’s largest multi-family real estate companies. In addition, he represents Funds managed by LFREI as a director of Destination Europe Limited, Commonwealth Atlantic Properties, Inc., Atria Senior Group Living, Inc. and as a member of the Partnership Committee of DP Operating Partnership, L.P. Mr. Larson is also chairman of the ULI Foundation, a trustee of the ULI, chairman emeritus of the Advisory Board of the Wharton Real Estate Center at the University of Pennsylvania, and a member of The Real Estate Roundtable. Mr. Larson was initially elected to the Board of Trustees in December 1999 as the designee of LF Strategic Realty Investors L.P. (“LFSRI”), a fund managed by LFREI and from whose affiliates the Company acquired a portfolio of properties in September 1998. LFSRI’s contractual right to designate a nominee to serve on the Board terminated on February 6, 2003 upon the redemption of a portion of the securities of the Company’s operating partnership held by an affiliate of LFSRI.

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     Charles P. Pizzi, Trustee. Mr. Pizzi was first elected a Trustee on August 22, 1996. Mr. Pizzi is the President and Chief Executive Officer of Tasty Baking Company, a position he assumed on October 7, 2002. Mr. Pizzi served as President and Chief Executive Officer of the Greater Philadelphia Chamber of Commerce from 1989 until October 7, 2002. Mr. Pizzi is a Director of Vestaur Securities, Inc. and serves on a variety of civic, educational, charitable, and other Boards of Directors, including the boards of Drexel University, Philadelphia Stock Exchange, Independence Blue Cross, the United Way of Southeastern Pennsylvania and Day & Zimmermann, Inc.

Committees of the Board of Trustees

     The Board of Trustees has standing Audit, Corporate Governance, Compensation and Executive Committees.

     Audit Committee. The Audit Committee assists the Board of Trustees in overseeing: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independence and qualifications of the Company’s independent auditors; and (iv) the performance of the Company’s internal audit function and independent auditors. The Audit Committee’s charter was adopted by the full Board in December 1999 and amended in 2003. A copy of the charter of the Audit Committee, as amended, is attached to this Proxy Statement as Appendix A and is available on the Company’s website (www.brandywinerealty.com). The Audit Committee met eight times in 2003. In addition, the Audit Committee met once in 2004 with PricewaterhouseCoopers LLP, the Company’s independent public accountants, to discuss the 2003 audit.

     The Audit Committee currently consists of Messrs. D’Alessio, Pizzi and Aloian, each of whom is independent within the meaning of the Securities and Exchange Commission (“SEC”) regulations, the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Principles. Mr. Aloian is qualified as an audit committee financial expert within the meaning of SEC regulations and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. The Board reached its conclusion as to Mr. Aloian’s qualification based on his education and experience in analyzing financial statements of a variety of companies.

     In accordance with the rules and regulations of the SEC, the immediately preceding paragraph regarding the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934 or to the liabilities of Section 18 of the Securities Exchange Act of 1934 and shall not deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general incorporation by reference of this proxy statement into any other filed document, except to the extent it is specifically incorporated by reference.

     Corporate Governance Committee. The Corporate Governance Committee is responsible for: (i) identifying individuals qualified to become Board members and recommending to the Board the nominees for election to the Board; (ii) recommending to the Board any changes in the Company’s Corporate Governance Principles; (iii) leading the Board in its annual review of the Board’s performance, and making recommendations to the Board regarding Board organization, membership, function and effectiveness, as well as committee structure, membership, function and effectiveness; (iv) recommending to the Board trustee nominees for each Board committee; (v) reviewing the Company’s efforts to promote diversity among trustees, officers, employees and contractors; and (vi) arranging for an orientation for all trustees. In making its recommendations as to nominees for election to the Board, the Corporate Governance Committee may consider, in its sole judgment, recommendations of the President and Chief Executive Officer, other Trustees, senior executives, shareholders and third parties. The Corporate Governance Committee may also retain third-party search firms to identify candidates. Shareholders desiring to recommend nominees should submit their recommendations in writing to Brad A. Molotsky, Secretary, Brandywine Realty Trust, 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462. Recommendations from shareholders should include pertinent information concerning the proposed nominee’s background and experience. The Corporate Governance Committee is actively evaluating additional candidates for election to the Board.

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     The Board’s Corporate Governance Principles set forth qualifications for Trustee nominees and include a nominee’s:

•	personal ethics, integrity and values;
•	inquiring and independent mind;
•	practical wisdom and mature judgment;
•	broad training and experience at the policy making level in business, government, education or technology;
•	willingness to devote the required amount of time to fulfill the duties and responsibilities of Board membership;
•	commitment to serve on the Board over a period of years in order to develop knowledge about the Company’s operations; and
•	involvement in activities or interests that do not create a conflict with the nominee’s responsibilities to the Company and its shareholders.

     The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board.

     The charter of the Corporate Governance Committee is available on the Company’s website (www.brandywinerealty.com). The Corporate Governance Committee met three times in 2003.

     The Corporate Governance Committee currently consists of Messrs. Larson, Axinn and D’Alessio. All of the members of the Corporate Governance Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Principles.

     Compensation Committee. The Compensation Committee is authorized to determine compensation for the Company’s executives. The Compensation Committee met four times in 2003. In addition, the Compensation Committee met once in February 2004 to address 2003 executive compensation.

     The Compensation Committee currently consists of Messrs. D’Alessio, Aloian and Pizzi. All of the members of the Compensation Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Principles.

     Executive Committee. The Executive Committee has been delegated all powers of the Board of Trustees except the power to: (i) declare dividends on shares of beneficial interest; (ii) issue shares of beneficial interest (other than as permitted by the Bylaws); (iii) recommend to shareholders any action that requires shareholder approval; (iv) amend the Bylaws of the Company; and (v) approve any merger or share exchange which does not require shareholder approval. The Executive Committee did not meet in 2003.

     The Executive Committee currently consists of Messrs. Nichols, Sweeney, Aloian, D’Alessio and Pizzi.

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Meetings of Trustees and Annual Meeting of Shareholders

     The Board of Trustees held seven meetings in 2003. Each incumbent Trustee attended at least 75% of the meetings of the Board of Trustees (except that Mr. D’Alessio attended five of the seven meetings) and at least 75% of the meetings held by all committees on which such Trustee served. In addition, the Board holds regular informational sessions with the Company’s President and Chief Executive Officer. During 2003, the Board held seven such sessions.

     All of the Trustees attended the Company’s annual meeting of shareholders in May 2003.

Compensation of Trustees

     During 2003, the Company paid its Trustees who are not officers of the Company fees for their services as Trustees. These Trustees received an annual fee of $35,000; a fee of $1,000 for attendance at each meeting and informational session of the Board of Trustees; and $500 for participation in each meeting of a committee of the Board of Trustees. Non-employee Trustees may elect to receive up to all of their annual fee in Common Shares. Trustees who are employees of the Company receive no separate compensation for services as a Trustee or committee member, except that commencing in 2004, Mr. Nichols receives compensation for service on the Board in the same amount that the Company pays a non-employee Trustee for service on the Board. Non-employee Trustees may elect to defer all or a portion of their compensation pursuant to a deferred compensation plan. The Compensation Committee periodically evaluates the level and form of compensation for non-employee Trustees.

Corporate Governance

     Consistent with its ongoing commitment to corporate governance, the Board, upon the recommendation of the Corporate Governance Committee, initiated or continued the following actions during 2003:

     Corporate Governance Principles: Amended the Board’s Corporate Governance Principles, a copy of which is available on the Company’s website (www.brandywinerealty.com). The Corporate Governance Principles reflect the Board’s commitment to shareholder interests and address a variety of matters, such as: (i) Board and Board committee responsibilities; (ii) size, composition and operations of the Board and Board committees; (iii) Trustee independence; (iv) qualifications for election to the Board; (v) evaluation of Trustees; and (vi) share ownership requirements for Company executives. The Corporate Governance Committee is responsible for overseeing and reviewing these principles and reporting and recommending to the Board any changes to the Corporate Governance Principles.

     Trustee Independence: Confirmed the independence of each of the non-employee Trustees. In undertaking its annual review of Trustee independence, the Board considered transactions and relationships during the current and prior year between each Trustee and the Company and its affiliates, including those reported under “Certain Relationships and Related Transactions” below. As a result of its review, the Board affirmatively determined that all non-employee Trustees are independent of the Company and its management under the standards set forth in the Corporate Governance Principles and that the Audit Committee, Corporate Governance Committee and Compensation Committee are comprised exclusively of independent Trustees.

     Lead Independent Trustee: Appointed Mr. D’Alessio, Chairman of the Board, as the lead independent Trustee, with responsibility to preside at executive sessions of non-management Trustees.

     Share Ownership Requirements: Maintained minimum share ownership requirements for Company executives. Officers are required to own, within five years of their election as an officer but no earlier than May 2007, Common Shares having a market value at least equal to the following multiples of their base salary: (i) six times for the President and Chief Executive Officer; (ii) four times for Senior Vice Presidents; and (iii) three times for Vice Presidents and other officers.

     Code of Conduct: Maintained a Code of Business Conduct and Ethics, a copy of which is available on the Company’s website (www.brandywinerealty.com), applicable to Company executives, employees and Trustees.

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The Code of Business Conduct and Ethics reflects and reinforces the Company’s commitment to integrity in the conduct of its business. Any waiver of the Code for executive officers or Trustees may only be made by the Board or by the Audit Committee (which is composed solely of independent Trustees) and will be disclosed promptly as required by law or stock exchange regulation.

     Website Disclosures: Directed the continued posting on the Company’s website (www.brandywinerealty.com) of the charters of each of the Audit, Corporate Governance, Compensation and Executive Committees, the Corporate Governance Principles and the Code of Business Conduct and Ethics. A copy of each of these documents may also be obtained upon request from the Secretary, Brandywine Realty Trust, 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462.

     In furtherance of its commitment to full and transparent disclosure of the Company’s financial position and operating results, management maintains a “disclosure committee.” This committee, which is comprised of Company executives with extensive knowledge of all aspects of the Company, meets regularly to ensure the quality and timeliness of the Company’s public disclosures.

Communications with the Board

     Shareholders and other parties interested in communicating directly with the lead independent Trustee or with the non-management Trustees as a group may do so by writing to Lead Independent Trustee, Brandywine Realty Trust, 401 Plymouth Road, Suite 500, Plymouth Meeting, Pennsylvania 19462.

     In addition, any shareholder or interested party who wishes to communicate with the Board or any specific Trustee, including non-management Trustees, may write to Board of Trustees, Brandywine Realty Trust, 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462.

     Depending on the subject matter, management will:

•	forward the communication to the Trustee or Trustees to whom it is addressed. (For example, if the communication received deals with questions or complaints regarding accounting, it will be forwarded by management to the Chairman of the Audit Committee for review);
•	attempt to handle the inquiry directly (for example, where the communication is a request for information about the Company or its operations that does not appear to require direct attention by the Board or an individual Trustee); or
•	not forward the communication if it is primarily commercial in nature or relates to an improper or irrelevant topic.

     At each meeting of the Board, the Chairman of the Board will present a summary of all communications (if any) received since the last meeting of the Board that were not forwarded and will make those communications available to any Trustee upon request.

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EXECUTIVES AND EXECUTIVE COMPENSATION

Executive Officers

The following are biographical summaries of the executive officers of the Company who are not Trustees:

     Christopher P. Marr, Senior Vice President and Chief Financial Officer. Mr. Marr, age 39, joined the Company in August 2002. Prior to joining the Company, Mr. Marr was employed by Storage USA, Inc. from 1994 to 2002. In 1998 Mr. Marr became Chief Financial Officer at Storage USA, Inc. Prior to its acquisition in April 2002 by Security Capital Group, Inc., Storage USA, Inc. was a publicly traded Real Estate Investment Trust with a total market capitalization of approximately $2.0 billion. From 1986 until 1994, Mr. Marr was employed by Coopers & Lybrand.

     H. Jeffrey DeVuono, Senior Vice President – Leasing. Mr. DeVuono, age 38, became an officer of the Company on January 15, 1997. From January 1993 until that time, he was employed in several capacities by LCOR, Incorporated, a real estate development firm.

     Anthony A. Nichols, Jr., Senior Vice President – New Business Development. Mr. Nichols, age 37, became an officer of the Company on August 22, 1996. Previously Mr. Nichols was employed at The Nichols Company, a private real estate development company, which he joined in 1989 as a marketing representative. In 1992, Mr. Nichols became an Assistant Vice President - Property Management of The Nichols Company and, in 1995, he became Vice President – Marketing. Mr. Nichols is a member of the National Board of Directors of NAIOP. Mr. Nichols is the son of Anthony A. Nichols, Sr., the Company’s Chairman Emeritus.

     Anthony S. Rimikis, Senior Vice President – Development Services. Mr. Rimikis, age 55, became an executive of the Company on October 13, 1997. From January 1994 until October 1997, Mr. Rimikis served as Vice President of Emmes Realty Services, Inc., a New York-based real estate services company, where he managed the company’s construction and development activities in New Jersey and Maryland. Prior to joining Emmes, he served as Vice President of Development for DKM Properties Corp. from 1988 to 1994. Mr. Rimikis is an active member of the Urban Land Institute, and currently serves on the Executive Committee of the Philadelphia Chapter.

     David Ryder, Senior Vice President – Operations. Mr. Ryder, age 48, became an officer of the Company on March 1, 2004. Prior to joining the Company, Mr. Ryder was Senior Vice President of Office Properties for CB Richard Ellis, where he enjoyed a 22 year career as both tenant and owner representative with responsibilities for more than 600 transactions involving the sale or lease of approximately 9.0 million square feet of office space. Mr. Ryder is an 11 year member of the Top Ten Forum in Philadelphia, which recognizes top commercial real estate producers, and in 1997 was a member of the Colbert Coldwell Circle, which recognizes the top 3% of its sales force annually.

     George D. Sowa, Senior Vice President – Operations. Mr. Sowa, age 44, became an officer of the Company on April 13, 1998. Prior to joining the Company, Mr. Sowa was employed by Keating Development Company, a real estate development firm, from 1997 to 1998 as a Development Manager. Mr. Sowa was also employed by LCOR, Incorporated as Director of Development/Operations from 1989 to 1997.

     Barbara L. Yamarick, Senior Vice President – Tenant Services. Ms. Yamarick, age 51, joined the Company on October 20, 1997. Prior to joining the Company she was a Regional Vice President of Premisys Real Estate Services, Inc., a subsidiary of Prudential Insurance Company, and has over 30 years of experience in property management.

     Timothy M. Martin, Vice President – Finance and Chief Accounting Officer. Mr. Martin, age 33, joined the Company on April 27, 1997 as Director of Financial Reporting and assumed his current position on April 1, 2004. From 1993 to 1997, Mr. Martin served as a member of the audit staff of Arthur Andersen, LLP’s Philadelphia office, specializing in real estate.

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     Brad A. Molotsky, General Counsel and Secretary. Mr. Molotsky, age 39, became General Counsel and Secretary of the Company in October 1997. Prior to joining the Company, Mr. Molotsky was an attorney at Pepper Hamilton LLP, Philadelphia, Pennsylvania.

Cash and Non-Cash Compensation Paid to Executive Officers

     The following table sets forth information concerning the compensation paid by the Company for the years ended December 31, 2003, 2002 and 2001: (i) to the Company’s President and Chief Executive Officer and (ii) to each of the four other most highly compensated executive officers in 2003 who were serving as executive officers at December 31, 2003 (the “Named Executive Officers”).

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Summary Compensation Table

			Annual Compensation				Long-Term Compensation

							Awards				Payouts

					Other		Restricted		Securities		LTIP		All Other
					Annual		Share		Underlying		Payouts		Compensation
Name and Principal Position	Year (1)		Salary	Bonus (3)	Compensation		Awards (5)		Options (#)		($)		($)(10)

Anthony A. Nichols, Sr.	2003		$372,666	—	—		—		—		$389,080	(8)	$18,293
Chairman Emeritus	2002		$361,000	—	—		—		—		$378,743	(8)	$24,034
	2001		$280,000	$256,500	—		—		—		$362,868	(8)	$27,504

Gerard H. Sweeney	2003		$363,249	$750,000	$19,854	(4)	$812,517	(6)			$583,617	(9)	$10,477
President and Chief	2002		$336,417	$550,000	$14,558	(4)	$809,802	(6)	100,000	(7)	$568,111	(9)	$30,911
Executive Officer	2001		$335,000	$333,750	$8,834	(4)	—		—		$544,301	(9)	$33,698
Christopher P. Marr	2003		$286,833	$250,000	—		$206,264		—		—		$15,786
Senior Vice President	2002	(2)	$106,433	$115,000	—		$200,000		—		—		$150,000	(11)
and Chief Financial Officer	2001		—	—	—		—		—		—		—
Anthony S. Rimikis	2003		$213,033	$160,000	$7,062	(4)	$138,763		—		—		$16,422
Senior Vice President-	2002		$192,200	$150,000	$6,617	(4)	$138,285		—		—		$12,699
Development &	2001		$182,200	$120,000	$5,294	(4)	—		—		—		$14,100
Construction
Brad A. Molotsky	2003		$216,833	$175,000	$7,719	(4)	$150,006						$14,735
General Counsel and	2002		$201,000	$150,000	$6,617	(4)	$97,167		—		—		$13,727
Secretary	2001		$196,000	$130,000	$5,736	(4)	—		—		—		$15,600
_________________
(1)	Compensation is reportable in the year in which the compensable service was performed even if the compensation was paid in a subsequent year.
(2)	Mr. Marr became an employee of the Company on August 15, 2002.
(3)	Bonus amounts for 2003, which were approved by the Compensation Committee of the Board of Trustees, were paid as follows: (i) 25% either in Common Shares or a Common Share equivalent in an investment account established under a deferred compensation plan, with each share or share equivalent valued at $28.81 per share (the closing price of a Common Share on March 11, 2004) and (ii) 75%, at the election of the applicable executive officer, in any combination of cash and Common Shares (or a Common Share equivalent under the deferred compensation plan), with each share or share equivalent valued at 85% of the closing price of a Common Share on March 11, 2004. The portion of the Common Shares (or the Common Share equivalents) received as a result of the discounted purchase price is subject to transfer restrictions until December 31, 2005. Bonus amounts for 2002 and 2001 were approved and paid in a manner comparable to the manner described above for 2003 bonus amounts.
(4)	Represents the difference between the price paid for the Common Shares and the market price of such shares on the date of acquisition.
(5)	The holder of restricted shares is entitled to vote the shares and to receive distributions on the shares. Restricted shares awarded in 2002 vest in five equal annual installments, with the first installment having vested on January 1, 2003. All restricted shares vest upon a change of control of the Company. The total number of unvested restricted Common Shares held by each Named Executive Officer at December 31, 2003 and the value of such unvested restricted Common Shares at December 31, 2003 are shown in the following table:

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	Total Number of Unvested	Aggregate Value at
Name	Restricted Common Shares	December 31, 2003

Anthony A. Nichols, Sr.	12,160	$325,523

Gerard H. Sweeney	189,667	$5,077,386

Christopher P. Marr	17,540	$469,546

Anthony S. Rimikis	14,100	$377,457

Brad A. Molotsky	13,248	$354,649

(6)	As of January 2, 2004: (i) 75% of the restricted shares awarded to Mr. Sweeney in 1998 had vested, and the remaining 25% vests in two equal annual installments commencing on January 2, 2005; (ii) 40% of the restricted shares awarded to Mr. Sweeney in 2002 had vested, and the remaining 60% vests in three equal annual installments commencing on January 1, 2005; and (iii) 20% of the restricted shares awarded to Mr. Sweeney in 2003 had vested, and the remaining 80% vests in four equal annual installments commencing on January 1, 2005.
(7)	The options are exercisable for Common Shares, and vest in three equal annual installments. The first one-third vested on January 1, 2003 and an additional one-third vested on January 1, 2004.
(8)	In February 2000, the Company loaned Mr. Nichols, Sr. $1.0 million solely to enable him to purchase 64,000 Common Shares. The loan, which bore interest at the lower of the Company’s cost of funds or a rate based on the dividend payable on the Common Shares, was subject to forgiveness over a three-year period, with the amount of forgiveness tied to the Company’s total shareholder return compared to the total shareholder return of a peer group of companies. During 2001, one-third of the principal amount of the loan, together with accrued interest thereon, was forgiven, based on the Company’s total shareholder return compared to the total shareholder return of the peer group companies. The replacement employment agreement that Mr. Nichols entered into with the Company, effective December 31, 2001, provided for the forgiveness of the outstanding balance of the loan as of December 31, 2001 ($666,667), together with accrued interest, in equal amounts on April 1, 2002 and April 1, 2003 so long as Mr. Nichols was not in breach of the replacement agreement as of the applicable forgiveness date. Accordingly, the loan is no longer outstanding.
(9)	In February 2000, the Company loaned Mr. Sweeney $1.5 million solely to enable him to purchase 96,000 Common Shares. The loan, which bore interest at the lower of the Company’s cost of funds or a rate based on the dividend payable on the Common Shares, was subject to forgiveness over a three-year period, with the amount of forgiveness tied to the Company’s total shareholder return compared to the total shareholder return of a peer group of companies. During each of 2001, 2002 and 2003, one-third of the principal amount of the loan, together with accrued interest thereon, was forgiven in accordance with the terms of the loan. Accordingly, the loan is no longer outstanding.
(10)	Includes employer matching and profit sharing contributions to the Company’s 401(k) retirement and profit sharing plan and deferred compensation plan and life insurance premiums.
(11)	Represents a relocation allowance.

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2004 Restricted Share Awards

     On March 11, 2004, the following Named Executive Officers were awarded an aggregate of 47,121 “restricted” Common Shares. The number of shares awarded to each of the executives was equal to the dollar value specified below divided by the closing price of the Common Shares on March 11, 2004 ($28.81).

Name	Number of Shares	Dollar Value

Gerard H. Sweeney	28,203	$812,528
Christopher P. Marr	7,810	$225,006
Anthony S. Rimikis	5,554	$160,011
Brad A. Molotsky	5,554	$160,011

     The “restricted” Common Shares vest in five equal annual installments commencing on January 1, 2005, based on continued employment with the Company, subject to acceleration of vesting upon a change in control of the Company, death or disability. During the period the “restricted” Common Shares have not vested, the applicable executive is entitled to vote the shares and to receive distributions paid on Common Shares. Vesting of the “restricted” Common Shares is not subject to performance-based conditions.

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Stock Options Held by Executive Officers at December 31, 2003

     The following table sets forth certain information regarding options for the purchase of Common Shares that were exercised by Named Executive Officers during the year ended December 31, 2003 and the unexercised options held by Named Executive Officers at December 31, 2003.

Aggregated Options/SAR Exercises in Last Fiscal Year
And Fiscal Year End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SAR at FY- End (#) Exercisable/ Unexercisable (1)	Value of Unexercised In-the- Money Options at FY End ($) Exercisable/ Unexercisable

Anthony A. Nichols, Sr.	N/A	N/A	678,958/0	$300,843/$0
Chairman Emeritus

Gerard H. Sweeney	N/A	N/A	1,098,489/66,667	$1,382,828/$484,669
President and Chief
Executive Officer

Christopher P. Marr	N/A	N/A	0/0	$0/$0
Senior Vice President
and Chief Financial Officer

Anthony S. Rimikis	N/A	N/A	47,631/0	$10,023/$0
Senior Vice President -
Development & Construction

Brad A. Molotsky	N/A	N/A	47,631/0	$10,023/$0
General Counsel and
Secretary
_________________
(1)	Upon a change of control of the Company, unexercised options held by Messrs. Rimikis and Molotsky convert into 4,065 and 2,640 Common Shares, respectively. Similarly, 678,958 of the options held by Mr. Nichols, Sr. and 1,018,489 of the options held by Mr. Sweeney convert into 79,208 and 118,812 Common Shares, respectively, upon a change of control. The number of Common Shares issuable upon a change of control is subject to a proportional reduction in the event of any prior option exercise.

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Equity Compensation Plan Information as of December 31, 2003

	(a)	(b)	(c)

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan category	warrants and rights	warrants and rights	column (a))

Equity compensation
plans approved by	2,773,444	$26.70 (2)	1,265,045
security holders (1)

Equity compensation
plans not approved by

security holders

Total	2,773,444	$26.70 (2)	1,265,045

_________________
(1)	Relates to the Company’s 1997 Long-Term Incentive Plan.
(2)	Weighted-average exercise price of outstanding options; excludes restricted Common Shares.

Employment Agreements

     Mr. Sweeney has entered into an employment agreement with the Company. In May 2002, the Board approved a revision of the agreement which extended the term of the employment agreement through May 7, 2005. The revised employment agreement provides that if the term of Mr. Sweeney’s employment is not extended upon expiration, the Company will be obligated to provide him with a severance benefit during the one-year period following expiration of the term equal to the sum of his prior year salary and bonus as well as health care benefits. The revised employment agreement does not alter the severance benefits to which Mr. Sweeney would be entitled if his employment is terminated by the Company prior to expiration of the term. Mr. Sweeney’s agreement provides for an annual base salary of $325,000. The agreement entitles Mr. Sweeney to a payment equal to three times the sum of his annual salary and bonus: (i) upon termination of his employment without cause, (ii) upon his resignation “for good reason” or (iii) upon his death. Resignation by Mr. Sweeney within six months following a reduction in his salary, an adverse change in his status or responsibilities, certain changes in the location of the Company’s headquarters or a change in control of the Company would each constitute a resignation “for good reason.”

     Effective as of December 31, 2001, the then-existing employment agreement of Mr. Nichols, Sr. was terminated and replaced with a new agreement. The replacement agreement requires Mr. Nichols to provide advice on strategic planning, business development initiatives and special research projects. The replacement agreement initially had a term that extended through December 31, 2004 and provided for an annual salary equal to $360,996 plus $15,000 per year for financial planning services. In March 2004, the Board authorized an amendment to the replacement agreement. In the amendment, the Company agreed: (i) to use commercially reasonable efforts to cause Mr. Nichols to be nominated for election to the Board at each annual meeting of shareholders held prior to December 31, 2006; (ii) to pay Mr. Nichols compensation for service on the Board in the same amount that the Company pays a non-employee Trustee for service on the Board; (iii) to pay Mr. Nichols $15,000 per year for financial planning services and $20,000 per year for community participation services, in each case through December 31, 2006; and (iv) to continue to provide Mr. Nichols with health care and life insurance benefits through December 31, 2010. The amendment does not extend the Company’s agreement to pay Mr. Nichols a $360,996 annual salary beyond December 31, 2004.

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Severance Agreements

     The Company has entered into severance agreements with Messrs. Marr, Rimikis and Molotsky. The agreement with Mr. Marr provides that if his employment is terminated (or constructively terminated) within one year following the effective date of a change of control of the Company, he will be entitled to an amount equal to two times (or two and one-half times if the termination occurs before August 15, 2004) the sum of his salary and annual bonus (excluding the portion of any bonus in the form of a long-term incentive award). The agreements with Messrs. Rimikis and Molotsky provide that if such executive’s employment is terminated (or constructively terminated) within one year following the effective date of a change of control of the Company, such executive will be entitled to salary continuation for a period of one and a half years, from the effective date of such executive’s termination. The Company has entered into similar agreements with nine other officers of the Company.

401(k) Plan

     The Company maintains a Section 401(k) and Profit Sharing Plan (the “401(k) Plan”) covering eligible employees. The 401(k) Plan permits eligible employees to defer up to a designated percentage of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. The Company reserves the right to make matching contributions or discretionary profit sharing contributions. The 401(k) Plan is designed to qualify under Section 401 of the Code so that contributions by employees or the Company to the 401(k) Plan and income earned on plan contributions are not taxable to employees until such amounts are withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made.

Deferred Compensation Plan

     The Company’s Executive Deferred Compensation Plan (the “EDCP”) provides senior Company executives with the opportunity to defer a portion of their base salary and bonus on a tax-deferred basis. The Company reserves the right to make matching contributions on deferred amounts and to make a discretionary profit sharing contribution on compensation in excess of $200,000. Participants elect the timing and form of distribution. Distributions are in the form of a lump sum or installments and can commence in-service, after a required minimum deferral period, or upon retirement. Participants elect the manner in which their accounts are deemed invested during the deferral period. One of the deemed investment options is a hypothetical investment fund consisting of Common Shares. Because the EDCP is a “nonqualified” deferred compensation plan, the Company is not obligated to invest deferred amounts in the selected manner or to set aside any deferred amounts in trust. In general, compensation subject to a deferral election, matching contributions and profit sharing contributions are not includible in a participant's taxable income for federal income tax purposes until the participant receives a distribution from the EDCP. The Company is not entitled to a deduction until such amounts are distributed.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Trustees is currently comprised of Charles P. Pizzi, Walter D’Alessio and D. Pike Aloian, none of whom is an executive of the Company.

Certain Relationships and Related Transactions

     Redemption and Purchase from Five Arrows. On December 30, 2003, the Company redeemed 3,281,250 of the Company’s then outstanding Series B Preferred Shares for $92,531,250 (which amount included accrued but unpaid dividends from October 1, 2003 to the redemption date) and purchased warrants exercisable for 250,000 Common Shares for $1,187,500. The remaining 1,093,750 Series B Preferred Shares were converted at such time into 1,093,750 Common Shares. The Series B Preferred Shares and warrants were owned by Five Arrows. Mr. Aloian is an executive of Rothschild Realty Inc., which provides advisory services to Five Arrows. Upon completion of these transactions, Five Arrows’ right to elect a Trustee to the Board terminated.

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     Redemption and Purchase from Commonwealth Atlantic Operating Properties Inc. In February 2004, the Company’s operating partnership redeemed 1,950,000 Series B Preferred Units (the “Series B Preferred Units”) in the operating partnership for an aggregate price of $93.0 million, together with accrued but unpaid distributions from January 1, 2004. The Series B Preferred Units were issued in 1998 as part of the Company’s acquisition of a portfolio of properties from LFSRI and its affiliates. In this 1998 transaction, LFSRI obtained a contractual right to designate a nominee to serve on the Board and Mr. Larson served as such designee. LFSRI’s Board designation right terminated by virtue of the redemption of Series B Preferred Units. Mr. Larson is a director of Commonwealth Atlantic Operating Properties, Inc., the LFSRI affiliate that owned the Series B Preferred Units.

     Employee Share Purchase Loans. In 1998, the Board authorized the Company to make loans totaling $5.0 million to enable employees of the Company to purchase Common Shares. In 2001, the Board increased the loan authorization by $2.0 million. The outstanding principal balances of the loans to executives officers that participated in the loan program at December 31, 2003 are as follows: Mr. Sweeney ($693,222), Mr. DeVuono ($49,993), Mr. Rimikis ($147,466), Ms. Yamarick ($100,005) and Mr. Molotsky ($346,141). Proceeds of the loans were used solely to fund the purchase of Common Shares. The loans have five-year terms, are full recourse and are secured by the Common Shares purchased. Interest accrues on the loans at the lower of the interest rate borne on borrowings under the Company’s revolving credit facility or a rate based on the dividend payments on the Common Shares and is payable quarterly. For the quarter ended December 31, 2003, this rate was 2.62% per annum. The principal of the loans is payable at the earlier of the stated maturity date and 90 days following termination of the applicable employee’s employment with the Company.

     Advisory Services. The Company engages various consulting and investment banking firms in the course of its business to p rovide it with advice and assistance on capital raising, mortgage financings, acquisitions, dispositions and joint ventures. Until September 30, 2003, Mr. D’Alessio was Chairman and Chief Executive Officer of Legg Mason Real Estate Services, Inc., a subsidiary of Legg Mason Inc. For the year ended December 31, 2003, the Company paid Legg Mason Real Estate Services, Inc. less than $500. In addition, Legg Mason Wood Walker, Incorporated, also a subsidiary of Legg Mason Inc., served as an underwriter of an offering by the Company of Common Shares in October 2003. Mr. Larson is a Managing Director of Lazard Freres & Co. LLC. For the year ended December 31, 2003, the Company paid Lazard Frères & Co. LLC $909,000 for investment banking services.

Compensation Committee Report on Executive Compensation

     Compensation Philosophy. The Compensation Committee’s compensation policies with respect to the Company’s executive officers are based on the principles that compensation should, to a significant extent, be reflective of the financial performance of the Company, and that a significant portion of executive officers’ compensation should provide long-term incentives. The Compensation Committee seeks to set executive compensation at levels that are sufficiently competitive so that the Company may attract, retain and motivate high quality executives to contribute to the Company’s financial success. In establishing overall compensation for executive officers, the Committee considers the Company’s financial performance and industry position, compensation levels and practices at peer companies, general industry data and the recommendations of third-party consultants. The President and Chief Executive Officer of the Company establishes the base salaries for executives of the Company, other than for himself, and recommends to the Compensation Committee annual bonuses and long-term incentive awards for other Company executives. The Committee exercises judgment and discretion in the information it analyzes and considers.

The Company’s compensation program for executives consists of three principal components:

•	a base salary;
•	a performance-based annual bonus, payable in cash and Common Share equivalents under the deferred compensation plan; and
•	periodic grants of equity-based compensation, such as restricted shares.

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The Compensation Committee believes that this approach links a significant portion of executive compensation to personal performance and to Company performance. In addition, equity-based compensation such as restricted share awards link a significant portion of long-term compensation to share price appreciation realized by all of the Company’s shareholders.

     Annual and Short-Term Compensation. The Compensation Committee adopted guidelines for determining 2003 year-end bonuses for the President and Chief Executive Officer and other senior executives of the Company. The guidelines established target bonus amounts. The target amounts are expressed as a percentage of an executive’s base salary. The 2003 targeted bonus amounts were 125% of base salary, in the case of the President and Chief Executive Officer, and generally 50% to 75% of base salary in the case of other Company executives. The guidelines provided that the 2003 bonus amounts would be based on a combination of Company performance measures and, in the case of selected executives, divisional performance measures. For the President and Chief Executive Officer, these measures, and their unadjusted weightings, were: (i) the Company’s total shareholder return relative to a peer group of companies (20%); (ii) growth in the Company’s per share funds from operations relative to a targeted level (30%); and (iii) achievement of other objectives (50%). Under the guidelines, for 2003, the Company’s total shareholder return achievement was approximately 106.74% of target; the Company’s growth in funds from operations relative to target was approximately 101.50%; and the Company met its other objectives. Application of these achievements to the unadjusted weightings for the three measures resulted in a bonus entitlement for the President and Chief Executive Officer equal to 101.8% of his maximum bonus entitlement (125% of base salary). In recognition of Mr. Sweeney’s contributions to the Company, the Board authorized a total bonus to Mr. Sweeney of $750,000.

     The guidelines provided that a minimum of 25% of the year-end bonus for each executive must be taken in Common Shares (or Common Share equivalents under the Company’s deferred compensation plan). Additionally, executives have the ability to take all or a portion of the balance of the year-end bonus in Common Shares (or Common Share equivalents under the Company’s deferred compensation plan) at a 15% discount to the market price of the Common Shares, with the additional shares acquired by virtue of the discount subject to vesting over a two-year period.

     Long-Term Compensation. In 2003, and consistent with its approach in 2002, the Compensation Committee requested a third party consultant to prepare for the Committee a report evaluating the annual and long-term incentive program for the Company’s President and Chief Executive Officer and other senior executives. The Committee requested the report so that it could assess whether comp ensation of the Company’s senior executives was at a level commensurate with their peers and structured to align their interests with the interests of shareholders generally. In each of February 2003 and March 2004, the Committee authorized the award of restricted Common Shares to Company executives, with such shares subject to vesting in five equal annual installments, commencing January 1, 2005. Amounts awarded to the Named Executive Officers in February 2003 are shown in the Summary Compensation Table. Amounts awarded in March 2004 are shown above under the caption “2004 Restricted Share Awards.”

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     IRS Limits on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits the Company’s tax deduction each year for compensation to each of the President and Chief Executive Officer and the four other highest paid executive officers to $1 million. Section 162(m), however, allows a deduction without regard to amount for payments of performance based compensation which includes most share option and other incentive arrangements, the material terms of which have been approved by shareholders. Awards issued under the Company’s Amended and Restated 1997 Long-Term Incentive Plan satisfy the requirements of Section 162(m) if the awards qualify as “performance-based compensation.” Options under this plan that have an exercise price equal to grant date fair market value and that vest based solely on continued employment qualify as performance-based compensation. However, options exercisable for a total of 1,697,447 Common Shares awarded to Messrs. Nichols, Sr. and Sweeney do not qualify as performance-based compensation because the options were awarded subject to shareholder approval. Similarly, the “restricted” Common Shares awarded to the Named Executive Officers in 2003 and 2002 do not qualify as performance-based compensation because the restrictions applicable to the shares lapse based solely on continued employment. The Company believes that because it qualifies as a REIT under the Code and is not subject to Federal income taxes, the payment of compensation that does not satisfy the requirements of Section 162(m) would not have a material adverse financial consequence to the Company provided it distributes 100% of its taxable income.

     This report is made by the undersigned members of the Compensation Committee:

Walter D’Alessio D. Pike Aloian Charles P. Pizzi

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SECURITIES OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information as of March 15, 2004 regarding the beneficial ownership of Common Shares (and Common Shares for which Class A Units of Brandywine Operating Partnership, L.P. (“Operating Partnership”) may be exchanged) by each Trustee, by each Named Executive Officer, by all Trustees and executive officers as a group, and by each person known to the Company to be the beneficial owner of 5% or more of the outstanding Common Shares. Except as indicated below, to the Company’s knowledge, all of such Common Shares are owned directly, and the indicated person has sole voting and investment power.

	Number of
	Common	Percentage of
Name and Business Address of Beneficial Owner (1)	Shares	Common Shares (2)

Cohen & Steers Capital Management, Inc. (3)	5,347,600	11.6%
Gerard H. Sweeney (4)	1,694,500	3.6%
Anthony A. Nichols, Sr.(5)	965,355	2.1%
Donald E. Axinn (6)	911,984	1.9%
D. Pike Aloian (7)	789,799	1.7%
Walter D’Alessio (8)	4,956	*
Charles P. Pizzi (9)	3,765	*
Robert C. Larson (10)	0	*
Brad A. Molotsky (11)	94,776	*
Anthony S. Rimikis (12)	86,963	*
Christopher P. Marr	25,067	*
All Trustees and Executive Officers as a Group (16 persons) (13)	4,870,946	10.4%
_________________
*Less than one percent.
(1)	Unless indicated otherwise, the business address of each person listed is 401 Plymouth Road, Plymouth Meeting, Pennsylvania 19462.
(2)	Assumes that all Class A Units eligible for redemption held by each named person or entity are redeemed for Common Shares. The total number of Common Shares outstanding used in calculating the percentage of Common Shares assumes that none of the Class A Units eligible for redemption held by other named persons or entities are redeemed for Common Shares.
(3)	Based on Amendment No. 6 to a schedule filed with the Securities and Exchange Commission on February 17, 2004. Cohen & Steers Capital Management, Inc. has a business address at 757 Third Avenue, New York, New York 10017.
(4)	Includes (a) 562,677 Common Shares and (b) 1,131,823 Common Shares issuable upon the exercise of options that are currently exercisable or that become exercisable within 60 days of March 15, 2004.
(5)	Includes (a) 286,397 Common Shares and (b) 678,958 Common Shares issuable upon exercise of options that are currently exercisable or that become exercisable within 60 days of March 15, 2004.
(6)	Includes (a) 100,000 Common Shares issuable upon the exercise of options that are currently exercisable, and (b) 811,984 Common Shares issuable upon redemption of Class A Units. Mr. Axinn has a business address at 131 Jericho Turnpike, Jericho, NY 11743.

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(7)	Mr. Aloian, among others, is a Manager of Five Arrows Realty Securities III, L.L.C., which owns 535,550 Common Shares and 250,000 Common Shares issuable upon the exercise of warrants that are currently exercisable. Mr. Aloian disclaims beneficial ownership of the Common Shares and Common Shares issuable upon exercise of warrants held by Five Arrows Realty Securities III, L.L.C. Mr. Aloian has a business address at 1251 Avenue of the Americas, 44th Floor, New York, New York 10020.
(8)	Mr. D’Alessio has a business address at 1600 Market Street, Philadelphia, Pennsylvania 19103.
(9)	Mr. Pizzi has a business address at 2801 Hunting Park Avenue, Philadelphia, Pennsylvania 19129.
(10)	Prior to redemption of the Series B Preferred Units in February 2004, an internal policy of Lazard Frères & Co. L.L.C. restricted Mr. Larson from acquiring Common Shares.
(11)	Includes (a) 47,145 Common Shares and (b) 47,631 Common Shares issuable upon the exercise of options that become exercisable within 60 days of March 15, 2004.
(12)	Includes (a) 39,332 Common Shares and (b) 47,631 Common Shares issuable upon the exercise of options that become exercisable within 60 days of March 15, 2004.
(13)	Includes 585,550 Common Shares and an additional 250,000 Common Shares issuable upon the exercise of warrants owned by Five Arrows Realty Securities III, L.L.C.

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SHARE PERFORMANCE GRAPH

     The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total shareholder return on the Common Shares with the cumulative total shareholder return of (i) a broad equity index and (ii) a published industry or peer group index. The following chart compares the cumulative total shareholder return for the Common Shares with the cumulative shareholder return of companies on (i) the S&P 500 Index and (ii) the NAREIT ALL-REIT Total Return Index as provided by NAREIT for the period beginning December 31, 1998 and ending December 31, 2003.

The Company, S&P 500 Index and NAREIT All-REIT Index

Company / Index	Dec. 1998	Dec. 1999	Dec. 2000	Dec. 2001	Dec. 2002	Dec. 2003

BRANDYWINE REALTY
TRUST	100	100.34	137.55	152.12	170.40	224.43

S&P 500 INDEX	100	121.04	110.02	96.95	75.52	97.18

NAREIT INDEX	100	93.52	117.73	135.98	143.08	198.12

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REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Trustees. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company’s independent public accountants are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States.

     In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited financial statements for the year ended December 31, 2003, and discussed them with management and the independent public accountants, including the following aspects of the financial statements: (i) the quality, not just the acceptability, of their accounting principles; (ii) the reasonableness of the significant judgments reflected in the financial statements; and (iii) the clarity of their disclosures. The Audit Committee has discussed with the Company’s independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has also received the written disclosures and the letters from the Company’s independent public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee has discussed with the independent public accountants the independent public accountants’ independence from the Company and its management. In addition, the Audit Committee has considered whether the independent public accountants’ provision of non-audit services to the Company is compatible with maintaining the independent public accountants’ independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee’s recommendation was approved by the Board of Trustees.

     This report is made by the undersigned members of the Audit Committee.

Charles P. Pizzi D. Pike Aloian Walter D’Alessio

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SHAREHOLDER PROPOSAL REGARDING SEVERANCE AGREEMENTS

     The Company received a shareholder proposal from Service Employees International Union AFL-CIO, CLC (“SEIU”), 1313 L Street, N.W., Washington, D.C., 20005. SEIU has requested that the Company include the following proposal and supporting statement in its proxy statement for the Meeting, and if properly presented at the Meeting, this proposal will be voted on at the Meeting. SEIU advised the Company by letter dated January 21, 2004 that SEIU beneficially owns 170 Common Shares. The SEIU shareholder proposal is quoted verbatim below.

     The Board of Trustees of the Company disagrees with the adoption of the resolution proposed below and asks shareholders to read through the Board of Trustees’ response, which follows the shareholder proposal.

     The Board of Trustees unanimously recommends that you vote AGAINST this shareholder proposal.

Shareholder Proposal

     “RESOLVED: That the shareholders of Brandywine Realty Trust (“Brandywine” or the “Company”) urge the Compensation Committee of the Board of Trustees to establish a policy to seek shareholder approval for future severance agreements with senior executives that provide benefits in an amount exceeding 2.99 times the sum of the executive’s base salary plus bonus. “Future severance agreements” include employment agreements containing severance provisions; change of control agreements; retirement agreements; and agreements renewing, modifying or extending existing such agreements. “Benefits” include lump -sum cash payments and the estimated present value of periodic retirement payments, fringe benefits, perquisites, and consulting fees to be paid to the executive.”

Supporting Statement

     “According to its most recent proxy statement, Brandywine’s employment agreement with President and CEO Gerard Sweeney entitles him to a payment equal to three (3) times the sum of his annual salary and bonus if he is terminated “without cause” or if he resigns “for good reason.” Brandywine’s Restricted Share Award Agreement with Mr. Sweeney dated as of February 27, 2003 also provides that his unvested restricted stock will vest upon a change of control of the Company or termination of Mr. Sweeney’s employment without cause.

     We realize that arrangements providing benefits in excess of 2.99 times a senior exe cutive’s base salary plus bonus may be in the best interests of Brandywine under some circumstances. However, we believe that requiring shareholder approval of such agreement may have the beneficial effect of insulating the board from manipulation in the event a senior executive’s employment must be terminated.

     Because it is not always practical to obtain prior shareholder approval, the Company would have the option, if it implemented this proposal, of seeking approval after the material terms of the agreement were agreed upon.

     Institutional investors such as the California Public Employees Retirement System recommend shareholder approval of these types of agreements in their proxy voting guidelines. The Council of Institutional Investors favors shareholder approval if the amount payable exceeds 20% of the senior executive’s annual base salary.

     For these reasons we urge shareholders to vote FOR this proposal.”

Board of Trustees’ Statement in Opposition to Shareholder Proposal

     The Company opposes this shareholder proposal for the following reasons. The Board of Trustees, through its Compensation Committee, which is composed entirely of independent Trustees, sets executive compensation in a manner that it believes to be in the best interests of the Company and its shareholders. The Company’s executive compensation programs are designed to attract and retain highly qualified executives and to motivate executives to maximize shareholder returns.

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     The Board of Trustees needs flexibility in its design of compensation packages, including severance arrangements, to compete for executive talent, to meet the needs of prospective executives and to respond to the dynamics of negotiation during recruitment. Furthermore, the Board of Trustees should retain authority to balance the various objectives of the Company’s executive compensation programs to respond to specific circumstances. The Board also believes that it is in the best interests of the Company and its shareholders to avoid placing arbitrary ceilings or restrictions on the kind and amount of severance payments that the Company may offer or requiring shareholder approval of the terms of each severance agreement.

     Requiring prior shareholder approval of senior executive employment packages that include a severance agreement would make it difficult to attract new senior executives and to provide competitive employment packages in a timely manner. Obtaining shareholder approval after the material terms are agreed upon, as suggested by SEIU, is simply impractical. For instance, the premature public disclosure of confidential employment negotiations could negatively impact the Company’s executive recruiting because an executive who is confidentially looking for a new job would be highly unlikely to engage in serious employment discussions with the Company under circumstances in which shareholder approval of a proposed severance agreement would be required before such an agreement would become effective. Furthermore, the need to seek shareholder approval of a proposed severance arrangement at either an annual or special meeting of the shareholders of the Company would result in additional expense for the Company. Finally, we believe that our Board of Trustees has acted, and will continue to act, in the best interest of the shareholders in determining severance agreements and other compensation agreements for its executives.

     For the reasons described above, the Board of Trustees unanimously recommends that you vote AGAINST this proposal.

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OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, Trustees and persons who own more than 10% of the Common Shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Trustees and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Annual Statements of Beneficial Ownership of Securities on Form 5 were required to be filed, the Company believes that during the year ended December 31, 2003, its officers, Trustees and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

Independent Public Accountants

     PricewaterhouseCoopers LLP (“PWC”) audited the Company’s financial statements for the fiscal year ended December 31, 2003. The Audit Committee has appointed PWC to audit the Company’s financial statements for the fiscal year ending December 31, 2004. Representatives of PWC will be present at the Meeting to make any statement they may desire and to respond to questions from shareholders.

     On May 23, 2002, the Company dismissed Arthur Andersen LLP (“Arthur Andersen”) as its independent public accountants and appointed KPMG LLP (“KPMG”) as its independent public accountants. The decision to dismiss Arthur Andersen and to retain KPMG was approved by the Audit Committee.

     Arthur Andersen’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Company’s fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through May 30, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company’s fiscal years ended December 31, 2001 and 2000 and the subsequent interim period through May 30, 2002.

     A copy of Arthur Andersen’s letter dated May 30, 2002 with respect to certain of the above statements is attached as Exhibit 16 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 30, 2002.

     During the Company’s fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through May 30, 2002, neither the Company nor anyone acting on behalf of the Company consulted with KPMG regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

     On June 19, 2003, the Company informed KPMG that they would be dismissed effective as of June 19, 2003.

     The audit report of KPMG on the Company’s consolidated financial statements for the years ended December 31, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. During its audit for the fiscal years ended December 31, 2002 and 2001, and for the subsequent interim period through June 25, 2003, (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of such disagreements in their reports, and (ii) there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

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     The Audit Committee authorized the dismissal of KPMG and appointment of PWC. The Company retained PWC as its independent accountants effective June 19, 2003.

     During the Company’s fiscal years ended December 31, 2002 and 2001, and for the subsequent interim period through June 25, 2003, neither the Company nor anyone acting on behalf of the Company engaged PWC regarding any of the items described in Item 304(a)(2) of Regulation S-K.

     A copy of KPMG’s letter dated June 25, 2003 with respect to certain of the above statements is attached as Exhibit 16.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 25, 2003.

Fees to Independent Public Accountants

     Audit Fees. Fees to PWC for audit services totaled approximately $413,000 in 2003, including fees associated with the annual audit, review of the Company’s quarterly reports on Form 10-Q and procedures relating to Company securities offerings. The Company did not pay PWC fees for audit services in 2002. Fees to KPMG for audit services totaled approximately $320,000 in 2003 and approximately $692,000 in 2002, including fees associated with the annual audit for 2002, review of the Company’s quarterly reports on Form 10-Q and procedures relating to Company securities offerings.

     Audit-Related Fees. The Company did not pay either PWC or KPMG fees for audit-related services in 2003 or 2002.

     Tax Fees. The Company did not pay PWC fees for tax services in 2003 or 2002. Fees to KPMG for tax services, including tax advice and tax planning, totaled approximately $267,000 in 2003 and $106,000 in 2002. Fees to KPMG for tax compliance services totaled approximately $162,000 in 2003 and $201,000 in 2002.

     All Other Fees. The Company did not pay other fees to PWC or KPMG for services provided to the Company in 2003 or 2002.

     We have been advised by each of PWC and KPMG that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

     All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PWC or KPMG, respectively, was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The charter of the Audit Committee provides for pre-approval of audit, audit-related, tax services and other services on an annual basis, including a review of the independent auditor’s audit procedures and risk assessment process in establishing the scope of the services, proposed fees and reports to be rendered.

Other Business

     The Company knows of no business which will be presented at the Meeting other than as set forth in this Proxy Statement. However, if other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

Expenses of Solicitation

     The expense of solicitation of proxies on behalf of the Trustees, including printing and postage, will be paid by the Company. Request will be made of brokerage houses and other custodians, nominees and fiduciaries to forward the solicitation material, at the expense of the Company, to the beneficial owners of Common Shares held of record by such persons. In addition to being solicited through the mails, proxies may also be solicited personally or by telephone by Trustees and officers of the Company. In addition, the Company has employed D. F. King & Co., Inc. to solicit proxies for the Meeting. The Company has agreed to pay $4,500 plus out-of-pocket expenses of D. F. King & Co., Inc., for these services.

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Shareholder Proposals for the 2005 Annual Meeting of Shareholders

     Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of shareholders of the Company intended to be presented for consideration at the Company’s 2005 Annual Meeting of Shareholders must be received by the Company no later than January 3, 2005 in order to be included in the proxy statement and form of proxy related to that meeting.

     If a shareholder intends to timely submit a proposal at the 2005 Annual Meeting, which is not required to be included by the Company in the proxy statement and form of proxy relating to that meeting, the shareholder must provide the Company with notice of the proposal no later than February 3, 2005. If such shareholder fails to do so, or if such shareholder fails to give timely notice of his intention to solicit proxies, the proxy holders will be allowed to use their discretionary voting authority when the proposal is rais ed at the 2005 Annual Meeting.

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APPENDIX A

AUDIT COMMITTEE CHARTER

BRANDYWINE REALTY TRUST

Purpose

The Audit Committee (the “Committee”) of Brandywine Realty Trust (the “Company”) shall assist the Board of Trustees (the “Board”) of the Company in overseeing (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the independence and qualifications of the Company’s independent auditors; and (4) the performance of the Company’s internal audit function and independent auditors. The Committee also prepares the report required by the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

Composition and Term

The Committee shall be comprised of at least three trustees, each of whom shall be independent, as such term is defined in the Corporate Governance Principles of the Board. Each Committee member shall be financially literate. The term “financial literacy” shall mean familiarity with the Company’s financial statements, including its balance sheet, income statement and cash flow statement, and general knowledge of key business and financial risks and related controls or control processes. At least one member of the Committee shall have accounting or related financial management expertise, which shall mean a background in finance, accounting or auditing, acquired through past employment experience, professional training, or other comparable experience. Additionally, a trustee may not serve simultaneously on the audit committees of more than three (3) public companies.

The members of the Committee shall be appointed for a one year term by the Board annually upon the recommendation of the Corporate Governance Committee of the Board. Should any member of the Committee cease to be independent, such member shall immediately resign his or her membership on the Committee.

Compensation of Committee Members

Members of the Committee shall not receive any compensation from the Company other than trustees’ fees (including equity-based awards), which may include amounts paid to trustees for service on committees and as chairs of committees of the Board.

Relationship with Independent Auditor

The Committee shall have sole authority to select and replace the Company’s independent auditor, and to approve all audit and non-audit services (to the extent non-audit services are allowed by law) with the independent auditor, as well as all engagement fees and terms with respect thereto. The Committee may consult with Company management regarding the foregoing, but the Committee’s sole authority with respect thereto shall not be delegated. The Committee shall be directly responsible for oversight of the work performed by any public accounting firm (including the resolution of disagreements between any such accounting firm and Company management regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and such accounting firms shall report directly to the Committee.

Outside Advisors

The Committee shall have the authority, without Board approval, to the extent that it deems appropriate, to obtain advice and assistance from outside legal, accounting or other advisors.

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Meetings

The Committee shall meet at such times and from time to time as it deems to be appropriate, but not less frequently than quarterly. The Committee shall report to the Board at the first board meeting following each such Committee meeting. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Approval by a majority of the members present at a meeting at which a quorum is present shall constitute approval by the Committee. The Committee may also act by unanimous written consent without a meeting.

The Company’s independent auditor and internal auditor, if any, shall attend at least two of the Committee’s meetings each year. The Committee may request members of management or others (including the Company’s investment bankers or financial analysts who follow the Company) to attend meetings and to provide pertinent information as necessary. The Committee shall meet with Company management (including the chief financial officer), the internal auditors (or other personnel responsible for the internal audit function) and with the Company’s independent auditors in separate private sessions periodically but not less than two times per year.

Duties and Responsibilities

The duties of the Committee shall include the following:

     At least annually, obtain and review a report by the Company’s independent auditor describing: (1) the firm’s internal quality-control procedures; (2) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm; (3) any steps taken to deal with such issues; and (4) (to assess the auditor’s independence) all relationships between the auditor and the Company. Based in part on its review of this report, the Committee shall evaluate the qualifications, performance and independence of the independent auditor, and such evaluation shall include a specific review of the lead partner of the independent auditor. In making its evaluation, the Committee may take into account the opinions of Company management and the Company’s internal auditor (or other personnel responsible for the internal audit function). The Committee shall present its conclusions with regard to the independent auditor to the full Board.

     Review and discuss with the independent auditor the proposed scope of services of the independent auditor for each fiscal year, including a review of the independent auditor’s audit procedures and risk assessment process in establishing the scope of the services, proposed fees, and the reports to be rendered.

     Review and discuss all reports required by law or regulation to be provided to the Committee by the independent auditor and Company management, including a report from the independent auditor of (1) all critical accounting policies and practices used by the Company; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed by the independent auditor with Company management, ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditors; and (3) other material written communications between the independent auditors and Company management, such as any management letter or schedule of unadjusted differences.

     Review and discuss with Company management and the independent auditor such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company’s financial statements (including but not limited to the use of alternative GAAP methods and off-balance sheet structures), as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulators.

     Review and discuss with Company management the effect of accounting and regulatory initiatives on the financial statements of the Company.

     Review and discuss with Company management and the independent auditor the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” and recommend to the Board whether the audited financial statements shall be included in the Company’s Form 10 K.

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     Review and discuss with Company management earnings press releases, including the use of “pro-forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

     Discuss with Company management the Company’s major financial risk exposures and steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

     Adopt guidelines for the Company’s hiring of employees of the Company’s independent auditor who were previously engaged on the Company’s account.

     Make recommendations to the Board as to:

•	Whether, in order to assure continuing auditor independence, there should be regular rotation of the independent auditor.
•	The advisability of having the independent auditor make specified studies and reports as to auditing matters, accounting procedures, tax or other matters.

     Review and discuss with Company management the appointment and replacement of the senior internal auditing executive.

     Review and discuss with Company management, the independent auditor and the Company’s internal auditor (or other personnel responsible for the internal audit function):

•	The management recommendation letter on accounting procedures and internal controls prepared by the independent auditor, and any other reports and Company management’s responses concerning such reports;
•	Any material accounting issues identified by management, the Company’s internal auditor, if any, or the independent auditor;
•	Any related party transactions;
•	Other matters required to be communicated by the independent auditor to the Committee under generally accepted auditing standards, as amended; and

     Review and discuss with the independent auditor any audit problems or difficulties and management’s responses concerning such audit problems or difficulties, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, any significant disagreements with management, and the responsibilities, budget and staffing of the Company’s internal audit function.

     Establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal auditing controls, or auditing matters, and (2) submission by employees of the Company of concerns regarding questionable accounting or auditing matters, with due concerns for confidentiality and anonymity of the source.

     Meet annually with general counsel, and outside counsel when appropriate, to review legal and regulatory matters, if any, that could have a material impact on the Company’s financial statements.

     Make a periodic, but not less than annual, self-assessment of the Committee, including a review of this charter, using assessment tools available through third parties or developed internally.

The Committee shall also undertake such additional activities within the scope of its primary function as the Committee from time to time determines.

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Limitation of Audit Committee’s Role

The Audit Committee does not plan or conduct audits, nor does it determine that the Company’s financial statements and disclosures are complete, accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibility of Company management and the independent auditor.

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BRANDYWINE REALTY TRUST

Annual Meeting of Shareholders
May 3, 2004 at 10:00 am
The Four Seasons Hotel
One Logan Square, Philadelphia, Pennsylvania

THANK YOU FOR VOTING.

DETACH HERE

BRANDYWINE REALTY TRUST

Proxy Solicited On Behalf Of The Board of Trustees

P R O X Y

     The undersigned shareholder of Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”), hereby appoints Anthony A. Nichols, Sr. and Gerard H. Sweeney, and each of them acting individually, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Shareholders of Brandywine Realty Trust to be held at 10:00 a.m. on May 3, 2004, and at any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to vote at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

     This Proxy is solicited on behalf of the Board of Trustees. When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. If this Proxy is executed but no direction is made, this Proxy will be voted “FOR” the election of the nominees for Trustee listed on the reverse side hereof and “AGAINST” the Shareholder Proposal. This Proxy also delegates discretionary authority with respect to any other business which may properly come before the meeting or any postponement or adjournment thereof.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the accompanying Proxy Statement and revokes any Proxy previously submitted with respect to the meeting.

BRANDYWINE REALTY TRUST

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8657
EDISON, NJ 08818-8657

Your vote is important. Please vote immediately.

	Vote-by-Internet			Vote-by-Telephone
		OR
1.	Log on to the Internet and go to http://www.eproxyvote.com/bdn		1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2.	Enter your Personal Identification Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Personal Identification Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

Please mark votes as in this example.	5534

BRANDYWINE REALTY TRUST
							FOR	AGAINST	ABSTAIN
1.	Election of Trustees. (Please see reverse)				2.	Shareholder Proposal Regarding Severance Agreements
		FOR ALL NOMINEES	WITHHOLD ALL NOMINEES
				Nominees:	01. Walter D’ Alessio, 02. D. Pike Aloian 03. Donald E. Axinn, 04. Robert C. Larson, 05. Anthony A. Nichols, Sr., 06. Charles P. Pizzi, and 07. Gerard H. Sweeney

For, except vote withheld from the following nominee(s):

DISCONTINUE ANNUAL REPORT

Change of Address and/or Comments Mark Here

Note: Please sign this proxy exactly as name(s) appear on your stock certificate. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by a duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two (2) or more persons, all such persons should sign.

Signature: ____________________ Date:__________________ Signature: ____________________Date:__________________